Exhibit 99.1
ConocoPhillips announces first-quarter 2026 results and quarterly dividend
•Reported first-quarter 2026 earnings per share of $1.78 and adjusted earnings per share of $1.89.
•Generated cash provided by operating activities of $4.3 billion and cash from operations (CFO) of $5.4 billion.
•Declared second-quarter ordinary dividend of $0.84 per share.
•Updated full-year production and capital guidance; operating cost guidance unchanged.
HOUSTON—April 30, 2026—ConocoPhillips (NYSE: COP) today reported first-quarter 2026 earnings of $2.2 billion, or $1.78 per share, compared with first-quarter 2025 earnings of $2.8 billion, or $2.23 per share. Excluding special items, first-quarter 2026 adjusted earnings were $2.3 billion, or $1.89 per share, compared with first-quarter 2025 adjusted earnings of $2.7 billion, or $2.09 per share. Special items for the quarter primarily related to pending claims and settlements and a loss on a contingent liability measurement.

“Our thoughts are with our team, partners and everyone impacted by the ongoing conflict in the Middle East,” said Ryan Lance, chairman and chief executive officer. “Amid ongoing macro volatility, ConocoPhillips delivered another quarter of strong financial and operational performance. We remain focused on delivering our value proposition: operating safely; maximizing our returns on and of capital, reiterating our objective to return 45% of CFO to shareholders this year; and driving peer-leading free cash flow growth.”
First-quarter highlights and recent announcements
•Delivered total company and Lower 48 production of 2,309 thousand barrels of oil equivalent per day (MBOED) and 1,453 MBOED, respectively.
•Distributed $2.0 billion to shareholders, including $1.0 billion through share repurchases and $1.0 billion through the ordinary dividend.
•Conducted successful Willow winter construction season with project achieving 50% completion.
•Completed four-well Alaska winter exploration program with evaluation underway and secured high-priority acreage in NPR-A lease sale.
•Enhanced Lower 48 capital efficiency by more than doubling percentage of 3-mile plus lateral length wells drilled compared with prior year.
•Executed LNG tolling agreement for third-party operated gas volumes in Equatorial Guinea, extending life of LNG facility well into the next decade.
•Ended the quarter with cash and short-term investments of $6.7 billion and long-term investments of $1.2 billion.
Quarterly dividend
ConocoPhillips declared a second-quarter ordinary dividend of $0.84 per share, payable June 1, 2026, to stockholders of record at the close of business on May 11, 2026.
First-quarter review
Production for the first quarter of 2026 was 2,309 MBOED, a decrease of 80 MBOED from the same period a year ago. After adjusting for closed acquisitions and dispositions, first-quarter 2026 production decreased 14 MBOED or 1% from the same period a year ago. Organic growth from Lower 48 was more than offset by downtime, which includes the impact of the Middle East conflict on Qatar, and higher Surmont royalties.

ConocoPhillips announces first-quarter 2026 results and quarterly dividend

Lower 48 delivered production of 1,453 MBOED, including 698 MBOED from the Delaware Basin, 200 MBOED from the Midland Basin, 367 MBOED from the Eagle Ford and 183 MBOED from the Bakken.
Earnings and adjusted earnings decreased from the first quarter of 2025, primarily due to lower gas prices in Permian and lower volumes, partially offset by lower costs. Earnings were further impacted by special items (see Table 1). The company’s total average realized price was $50.36 per BOE, 6% lower than the $53.34 per BOE realized in the first quarter of 2025.
For the quarter, cash provided by operating activities was $4.3 billion. Excluding a $1.1 billion change in operating working capital, ConocoPhillips generated CFO of $5.4 billion. The company funded $2.9 billion of capital expenditures and investments, repurchased $1.0 billion of shares, paid $1.0 billion in ordinary dividends and retired debt of $0.1 billion at maturity.
Outlook

For the second quarter, the company is excluding Qatar from production guidance, given uncertainty surrounding the conflict in the Middle East. Second-quarter production is expected to be 2.185 to 2.215 million barrels of oil equivalent per day (MMBOED).

Full-year production is expected to be 2.295 to 2.325 MMBOED. This reflects a 20 MBOED annual adjustment for Qatar, given the exclusion of Qatar production from second-quarter guidance, as well as a 15 MBOED annual royalty rate adjustment at Surmont due to higher oil prices.

Capital spending for 2026 is expected to be $12 to $12.5 billion, including incremental Permian activity. The range reflects uncertainty around the macro environment and North Field East and North Field South capital timing in Qatar.
ConocoPhillips will host a conference call today at 12:00 p.m. Eastern time to discuss this announcement. To listen to the call and view related presentation materials and supplemental information, go to www.conocophillips.com/investor. A recording and transcript of the call will be posted afterward.
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About ConocoPhillips
As a leading global exploration and production company, ConocoPhillips is uniquely equipped to deliver reliable, responsibly produced oil and gas. Our deep, durable and diverse portfolio is built to meet growing global energy demands. Together with our high-performing operations and continuously advancing technology, we are well positioned to deliver strong, consistent financial results, now and for decades to come. Visit us at www.conocophillips.com.
Contacts
Media Relations
281-293-1149
media@conocophillips.com
Investor Relations
281-293-5000
investor.relations@conocophillips.com

ConocoPhillips announces first-quarter 2026 results and quarterly dividend

CAUTIONARY STATEMENT FOR THE PURPOSES OF THE "SAFE HARBOR" PROVISIONS OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
This news release contains forward-looking statements as defined under the federal securities laws. Forward-looking statements relate to future events, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, costs and plans, and objectives of management for future operations. Words and phrases such as “ambition,” “anticipate,” “believe,” “budget,” “continue,” “could,” “effort,” “estimate,” “expect,” “forecast,” “goal,” “guidance,” “intend,” “may,” “objective,” “outlook,” “plan,” “potential,” “predict,” “projection,” “seek,” “should,” “target,” “will,” “would,” and other similar words can be used to identify forward-looking statements. However, the absence of these words does not mean that the statements are not forward-looking. Where, in any forward-looking statement, the company expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to be reasonable at the time such forward-looking statement is made. However, these statements are not guarantees of future performance and involve certain risks, uncertainties and other factors beyond our control. Therefore, actual outcomes and results may differ materially from what is expressed or forecast in the forward-looking statements. Factors that could cause actual results or events to differ materially from what is presented include, but are not limited to, the following: effects of volatile commodity prices, including prolonged periods of low commodity prices, which may adversely impact our operating results and our ability to execute on our strategy and could result in recognition of impairment charges on our long-lived assets, leaseholds and nonconsolidated equity investments; global and regional changes in the demand, supply, prices, differentials or other market conditions affecting oil and gas, including changes as a result of any ongoing military conflict and the global response to such conflict, security threats on facilities and infrastructure, global health crises, the imposition or lifting of crude oil production quotas or other actions that might be imposed by OPEC and other producing countries or the resulting company or third-party actions in response to such changes; the potential for insufficient liquidity or other factors that could impact our ability to repurchase shares and declare and pay dividends; potential failures or delays in achieving expected reserve or production levels from existing and future oil and gas developments, including due to operating hazards, drilling risks and the inherent uncertainties in predicting reserves and reservoir performance; reductions in our reserve replacement rates, whether as a result of significant declines in commodity prices or otherwise; unsuccessful exploratory drilling activities or the inability to obtain access to exploratory acreage; failure to progress or complete announced and future development plans related to constructing, modifying or operating E&P and LNG facilities, or unexpected changes in costs, inflationary pressures or technical equipment related to such plans; significant operational or investment changes imposed by legislative and regulatory initiatives and international agreements addressing environmental concerns, including initiatives addressing the impact of global climate change, such as limiting or reducing GHG emissions, regulations concerning hydraulic fracturing, methane emissions, flaring or water disposal and prohibitions on commodity exports; substantial investment in and increased adoption of competing or alternative energy sources; risks, uncertainties and high costs that may prevent us from successfully executing on our Climate-related Risk Strategy; lack or inadequacy of, or disruptions in reliable transportation for our crude oil, bitumen, natural gas, LNG and NGLs; inability to timely obtain or maintain permits, including those necessary for construction, drilling and/or development, or inability to make capital expenditures required to maintain compliance with any necessary permits or applicable laws or regulations; potential disruption or interruption of our operations and any resulting consequences due to accidents, extraordinary weather events, supply chain disruptions, civil unrest, political events, war, terrorism, cybersecurity threats or information technology failures, constraints or disruptions; liability for remedial actions, including removal and reclamation obligations, under existing or future environmental regulations and litigation; liability resulting from pending or future litigation or our failure to comply with applicable laws and regulations; general domestic and international economic, political and diplomatic developments, including deterioration of international trade relationships, the imposition of trade restrictions or tariffs relating to commodities and material or products (such as aluminum and steel) used in the operation of our business, expropriation of assets, changes in governmental policies relating to commodity pricing, including the imposition of price caps, sanctions or other adverse regulations or taxation policies; competition and consolidation in the oil and gas E&P industry, including competition for sources of supply, services, personnel and equipment; any limitations on our access to capital or increase in our cost of capital or insurance, including as a result of illiquidity, changes or uncertainty in domestic or international financial markets, foreign currency exchange rate fluctuations or investment sentiment; challenges or delays to our execution of, or successful implementation of any asset dispositions or acquisitions we elect to pursue; potential disruption of our operations, including the diversion of management time and attention; our inability to realize anticipated cost savings or capital expenditure reductions; difficulties integrating acquired businesses and technologies; or other unanticipated changes; our inability to deploy the net proceeds from any asset dispositions that are pending or that we elect to undertake in the future in the manner and timeframe we anticipate, if at all; the operation, financing and management of risks of our joint ventures; the ability of our customers and other contractual counterparties to satisfy their obligations to us, including our ability to collect payments when due from the government of Venezuela or PDVSA; uncertainty as to the long-term value of our common stock; and other economic, business, competitive and/or regulatory factors affecting our business generally as set forth in our filings with the Securities and Exchange Commission. Unless legally required, ConocoPhillips expressly disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.
Cautionary Note to U.S. Investors – The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves. We may use the term “resource” in this news release that the SEC’s guidelines prohibit us from including in filings with the SEC. U.S. investors are urged to consider closely the oil and gas disclosures in our Form 10-K and other reports and filings with the SEC. Copies are available from the SEC and from the ConocoPhillips website.
Use of Non-GAAP Financial Information – To supplement the presentation of the company’s financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this news release and the accompanying supplemental financial information contain certain financial measures that are not prepared in accordance with GAAP, including adjusted earnings (calculated on a consolidated and on a segment-level basis), adjusted earnings per share (EPS), free cash flow (FCF) and cash from operations (CFO).
The company believes that the non-GAAP measure adjusted earnings (both on an aggregate and a per-share basis) is useful to investors to help facilitate comparisons of the company’s operating performance associated with the company’s core business operations across periods on a consistent basis and with the performance and cost structures of peer companies by excluding items that do not directly relate to the company’s core business operations. Adjusted earnings is defined as earnings removing the impact of special items.

ConocoPhillips announces first-quarter 2026 results and quarterly dividend

Adjusted EPS is a measure of the company’s diluted net earnings per share excluding special items. The company further believes that the non-GAAP measure CFO is useful to investors to help understand changes in cash provided by operating activities excluding the timing effects associated with operating working capital changes across periods on a consistent basis and for comparison with the performance of peer companies. The company believes that the above-mentioned non-GAAP measures, when viewed in combination with the company’s results prepared in accordance with GAAP, provides a more complete understanding of the factors and trends affecting the company’s business and performance. The company’s Board of Directors and management also use these non-GAAP measures to analyze the company’s operating performance across periods when overseeing and managing the company’s business.
Each of the non-GAAP measures included in this news release and the accompanying supplemental financial information has limitations as an analytical tool and should not be considered in isolation or as a substitute for an analysis of the company’s results calculated in accordance with GAAP. In addition, because not all companies use identical calculations, the company’s presentation of non-GAAP measures in this news release and the accompanying supplemental financial information may not be comparable to similarly titled measures disclosed by other companies, including companies in our industry. The company may also change the calculation of any of the non-GAAP measures included in this news release and the accompanying supplemental financial information from time to time in light of its then existing operations to include other adjustments that may impact its operations.
Reconciliations of each non-GAAP measure presented in this news release to the most directly comparable financial measure calculated in accordance with GAAP are included in the release.
Other Terms – This news release also may contain the term pro forma underlying production. Pro forma underlying production reflects the impact of closed acquisitions and closed dispositions as of March 31, 2026. The impact of closed acquisitions and dispositions assumes a closing date of January 1, 2025. The company believes that underlying production is useful to investors to compare production reflecting the impact of closed acquisitions and dispositions on a consistent go-forward basis across periods and with peer companies. Return of capital is defined as the total of the ordinary dividend and share repurchases. References in the release to project capital exclude capitalized interest and references to earnings refer to net income.

ConocoPhillips announces first-quarter 2026 results and quarterly dividend

ConocoPhillips
Table 1: Reconciliation of earnings to adjusted earnings
$ millions, except as indicated

	1Q26				1Q25
	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)	Pre-tax	Income tax	After-tax	Per share of common stock (dollars)
Earnings			$2,183	1.78			2,849	2.23
Adjustments:
(Gain) loss on asset sales	—	—	—	—	(64)	(41)	(105)	(0.08)
Transaction, integration and restructuring expenses	15	(3)	12	0.01	53	(12)	41	0.03
(Gain) loss in interest rate hedge¹	9	(2)	7	0.01	(15)	3	(12)	(0.01)
Pending claims and settlements	83	(20)	63	0.05	(123)	29	(94)	(0.08)
(Gain) loss on contingent liability measurement[2]	78	(19)	59	0.04	—	—	—	—
Adjusted earnings / (loss)			$2,324	1.89			2,679	2.09
¹Interest rate hedging (gain) loss from PALNG Phase 1 Investment.
[2]Related to our Surmont acquisition.
The income tax effects of the special items are primarily calculated based on the statutory rate of the jurisdiction in which the discrete item resides.

ConocoPhillips
Table 2: Reconciliation of net cash provided by operating activities to cash from operations
$ millions, except as indicated

1Q26
Net Cash Provided by Operating Activities	$4,295

Adjustments:
Net operating working capital changes	(1,092)
Cash from operations	$5,387

ConocoPhillips
Table 3: Reconciliation of reported production to pro forma underlying production
MBOED, except as indicated

	1Q26	1Q25
Total reported ConocoPhillips production	2,309	2,389

Closed Dispositions[1]	—	(66)
Closed Acquisitions	—	—
Total pro forma underlying production	2,309	2,323

[1]Includes production related to various Lower 48 noncore dispositions.